Exhibit 99.1

Citizens Community Bancorp, Inc. Closing Two Branch Offices to Streamline Operating Efficiencies

EAU CLAIRE, WI, March 27, 2017 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today announced it will close two offices, one located in Lake Orion, Michigan and one in Ridgeland, Wisconsin. Customers will be receiving a letter in the coming days outlining the details of the transition.

“As part of our branch profitability review through our strategic planning process, we decided it was prudent to close these offices, effective June 28 and June 30, 2017, respectively. This approach is consistent with our current practice of closing less profitable branches and providing additional electronic services to our customers, thereby enhancing operating efficiencies while still providing excellent customer service. The branches are located in Lake Orion, Michigan and Ridgeland, Wisconsin. We are optimistic, based on the proximity of our other locations, that we will retain many customer relationships because of our online and mobile banking services,” said Stephen Bianchi, President and Chief Executive Officer.
We believe the branch closures will enhance our efficiency and reduce our direct non-interest operating expenses to provide a better return on earning assets and shareholder equity. The Bank expects to incur a minimal pretax charge during the fiscal third quarter of 2017 related to the branch closures and will begin to recognize the full financial benefit of these efficiency efforts immediately in the fiscal fourth quarter of 2017.
About the Company
Citizens Community Federal N.A., a wholly owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 16 branch locations. Subsequent to the branch closures, the Company will operate through 14 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,”

“should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission on December 29, 2016. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Contact: Steve Bianchi, CEO
(715)-836-9994